Exhibit 99.1

HARRAH’S ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of Harrah’s Entertainment, Inc. (“Harrah’s Entertainment”), Horseshoe Gaming Holding Corp. (“Horseshoe”) and Caesars Entertainment, Inc. (“Caesars”). Harrah’s Entertainment, through its wholly-owned subsidiary, Harrah Operating Company (“Harrah’s Operating”), acquired Horseshoe on July 1, 2004. On June 13, 2005, Caesars was merged with and into Harrah Operating, with Harrah’s Operating as the surviving corporation.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2005, gives effect to:

•                  the merger of Caesars with Harrah’s Operating;

•                  Caesars’ sale in March 2005 of its ownership and management interests in Caesars Gauteng, a casino resort near Johannesburg, South Africa;

•                  Harrah’s Entertainment’s and Caesars’ sales of the assets and certain related current liabilities of Harrah’s Entertainment’s East Chicago and Tunica properties and of Caesars’ Atlantic City Hilton and Bally’s Tunica properties, which were completed in April 2005;

•                  Caesars’ sale in June 2005 of its equity interests of Belle of Orleans, LLC, which did business as Bally’s Casino New Orleans;

•                  Caesars’ sale of the assets and certain related liabilities of Caesars Tahoe, which was completed in June 2005;

•                  Caesars’ sale of its interests in Casino Nova Scotia Halifax and Casino Nova Scotia Sydney, which was completed in May 2005; and

•                  Harrah’s Entertainment’s financing of the cash portion of the Caesars merger with $1.9 billion in new debt, including estimated acquisition costs.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2004, gives effect to:

•                  Harrah’s Entertainment’s acquisition of Horseshoe;

•                  certain adjustments that are directly attributable to the acquisition of Horseshoe and will have continuing impact, including certain operational benefits arising from the elimination of duplicative corporate office and operational support functions;

•                  Harrah’s Entertainment’s financing of the Horseshoe acquisition and refinancing of the existing indebtedness of Horseshoe, including the redemption of all of Horseshoe’s $535 million, face amount, 8 5/8% Senior Subordinated Notes;

•                  Harrah’s Entertainment’s sale of all of the outstanding limited and general partnership interests of the partnership that owns Harrah’s Shreveport Hotel and Casino (“Harrah’s Shreveport”), which was completed in May 2004;

•                  Caesars’ sale in March 2005 of its ownership and management interests in Caesars Gauteng, a casino resort near Johannesburg, South Africa;

•                  Harrah’s Entertainment’s and Caesars’ sales of the assets and certain related current liabilities of Harrah’s Entertainment’s East Chicago and Tunica properties and of Caesars’ Atlantic City Hilton and Bally’s Tunica properties, which were completed in April 2005;

•                  Caesars’ sale in June 2005 of the equity interests of Belle of Orleans, LLC, which does business as Bally’s Casino New Orleans;

•                  Caesars’ sale of the assets and certain related liabilities of Caesars Tahoe, which was completed in June 2005;

•                  Caesars’ sale of its interests in Casino Nova Scotia Halifax and Casino Nova Scotia Sydney, which was completed in May 2005;

•                  the merger of Caesars with Harrah’s Operating, after giving pro forma effect to Harrah’s sale of Harrah’s Shreveport, acquisition of Horseshoe and sales of Harrah’s East Chicago and Harrah’s Tunica and to Caesars’ sales of Caesars’ Atlantic City Hilton, Bally’s Tunica, Bally’s Casino New Orleans, Caesars Tahoe, Casino Nova Scotia Halifax, Casino Nova Scotia Sydney and its interests in Caesars Gauteng; and

•                  Harrah’s Entertainment’s financing of the cash portion of the Caesars merger with $1.9 billion in new debt, including estimated acquisition costs.

The unaudited pro forma condensed combined statements of income assume that each of these transactions were consummated at the beginning of 2005 and 2004.

The unaudited pro forma condensed combined financial statements have been prepared based upon currently available information and assumptions that are deemed appropriate by Harrah’s Entertainment’s management. The pro forma information is for informational purposes only and is not intended to be indicative of the actual consolidated results that would have been reported had the transactions occurred on the dates indicated, nor does the information represent a forecast of the combined financial results of Harrah’s Entertainment, Horseshoe and Caesars for any future period.

HARRAH’S ENTERTAINMENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2005

(unaudited)

	Harrah’s Historical (Note 1)	Caesars Historical (Note 2)	Pro Forma Adjustments (Note 4)		Harrah’s As Adjusted For Caesars
	(In millions, except per share amounts)
Revenues
Casino	$2,435.6	$1,257.2	$—		$3,692.8
Food and beverage	386.8	325.0	—		711.8
Rooms	238.5	336.6	—		575.1
Management fees	32.9	6.6	—		39.5
Other	136.9	137.5	—		274.4
Less: casino promotional allowances	(506.1)	(206.2)	—		(712.3)
Total revenues	2,724.6	1,856.7	—		4,581.3

Operating expenses
Direct
Casino	1,215.6	615.8	—		1,831.4
Food and beverage	156.4	176.4	—		332.8
Rooms	40.6	70.5	—		111.1
Depreciation and amortization	198.1	167.4	—		365.5
Write-downs, reserves and recoveries	25.1	—	—		25.1
Project opening costs	5.5	1.5	—		7.0
Property general, administrative and other	564.5	451.6	—		1,016.1
Corporate expense	38.2	27.3	—		65.5
Merger and integration costs related to Harrah’s/Caesars merger	20.7	288.7	—		309.4
Losses/(income) in nonconsolidated affiliates	0.2	(2.3)	—		(2.1)
Total operating expenses	2,264.9	1,796.9	—		4,061.8
Income from operations	459.7	59.8	—		519.5
Interest expense, net of interest capitalized	(168.6)	(127.1)	(55.9 (0.8 38.9 20.4	)(a) )(b) (c) (d)	(293.1)
Loss on early extinguishment of debt	(2.2)	—	—		(2.2)
Other income, including interest income	3.1	1.0	—		4.1
Income before income taxes and minority interests	292.0	(66.3)	2.6		228.3
Provision for income taxes	(108.9)	26.3	(1.0	)(e)	(83.6)
Minority interests	(5.5)	(3.0)	—		(8.5)
Income from continuing operations	$177.6	$(43.0)	$1.6		$136.2

Earnings per share from continuing operations
Basic	$1.50				$0.75
Diluted	$1.47				$0.74
Weighted average common shares outstanding	118.2				180.8
Weighted average common and common equivalent shares outstanding	120.8				183.0

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

(unaudited)

	Harrah’s Historical (Note 1)	Shreveport Sale Adjustments (Note 5)	Horseshoe Historical (Note 6)	Horseshoe Pro Forma Adjustments (Note 7)		Harrah’s As Adjusted For Horseshoe	Caesars Historical (Note 2)	Pro Forma Adjustments (Note 4)		Harrah’s As Adjusted For Horseshoe And Caesars
	(In millions, except per share amounts)
Revenues
Casino	$4,077.7	$(64.1)	$437.2	$—		$4,450.8	$2,690.1	$—		$7,140.9
Food and beverage	665.5	(8.4)	40.1	—		697.2	667.5	—		1,364.7
Rooms	390.1	(6.3)	15.3	—		399.1	640.3	—		1,039.4
Management fees	60.6	—	—	—		60.6	24.9	—		85.5
Other	217.2	(1.9)	9.2	—		224.5	307.6	—		532.1
Less: casino promotional allowances	(862.8)	15.9	(79.4)	—		(926.3)	(441.9)	—		(1,368.2)
Total revenues	4,548.3	(64.8)	422.4	—		4,905.9	3,888.5	—		8,794.4
Operating expenses
Direct
Casino	2,061.6	(36.2)	244.5	—		2,269.9	1,357.8	—		3,627.7
Food and beverage	278.1	(1.7)	12.4	—		288.8	368.4	—		657.2
Rooms	67.0	(0.5)	1.0	—		67.5	148.4	—		215.9
Depreciation and amortization	327.2	—	27.0	(10.4	)(f)	343.8	386.6	—		730.4
Write-downs, reserves and recoveries	9.6	(0.3)	—	—		9.3	(0.5)	—		8.8
Project opening costs	9.5	—	—	—		9.5	6.9	—		16.4
Property general, administrative and other	934.2	(12.8)	108.8	(45.6 4.6	)(g) (f)	989.2	958.2	—		1,947.4
Corporate expense	66.8	—	31.5	(30.8	)(g)	67.5	48.1	—		115.6
Merger and integration costs related to Harrah’s/Caesars merger	2.3	—	—	—		2.3	21.8	—		24.1
Losses/(income) on interests in non-consolidated affiliates	0.9	—	—	—		0.9	(5.0)	—		(4.1)
Total operating expenses	3,757.2	(51.5)	425.2	(82.2)		4,048.7	3,290.7	—		7,339.4
Income from operations	791.1	(13.3)	(2.8)	82.2		857.2	597.8	—		1,455.0
Interest expense, net of interest capitalized	(271.8)	2.3	(23.8)	(37.9 (1.0 23.8	)(h) )(i) (j)	(308.4)	(304.8)	(124.5 (1.8 85.4 63.7	)(a) )(b) (c) (d)	(590.4)
Losses on early extinguishment of debt	—	—	(0.2)	—		(0.2)	—			(0.2)
Other income, including interest income	9.5	—	0.3	—		9.8	7.1			16.9
Income before income taxes and minority interests	528.8	(11.0)	(26.5)	67.1		558.4	300.1	22.8		881.3
Provision for income taxes	(190.6)	3.9	—	(14.9	)(k)	(201.6)	(140.1)	(8.4	)(e)	(350.1)
Minority interests	(8.6)	0.4	—	—		(8.2)	(6.6)	—		(14.8)
Income from continuing operations	$329.6	$(6.7)	$(26.5)	$52.2		$348.6	$153.4	$14.4		$516.4
Earnings per share from continuing operations
Basic	$2.97					$3.14				$2.88
Diluted	$2.92					$3.09				$2.83

Weighted average common shares outstanding	111.2					111.2				179.1
Weighted average common and common equivalent shares outstanding	112.9					112.9				182.3

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Note 1—Harrah’s Entertainment’s Basis of Presentation

Historical financial information for Harrah’s Entertainment for the six months ended June 30, 2005, and the year ended December 31, 2004, has been derived from Harrah’s Entertainment’s historical financial statements.

Note 2—Caesars Basis of Presentation

Historical financial information for Caesars from January 1, 2005, through June 13, 2005, and the year ended December 31, 2004, has been derived from Caesars’ historical financial statements. Certain reclassifications have been made to the historical Caesars financial statements to conform to the presentation used in Harrah’s Entertainment’s historical financial statements. Such reclassifications had no effect on Caesars’ previously reported income from continuing operations.

Note 3—Caesars Merger

On June 13, 2005, Caesars was merged with and into Harrah’s Operating, with Harrah’s Operating as the surviving corporation.

The following tables set forth the determination of the consideration paid for Caesars and the preliminary allocation of the purchase price. The purchase price is based on a market value of $48.74 per share of Harrah’s Entertainment’s common stock, which is the average of the quoted market price of Harrah’s Entertainment’s common stock for the period beginning two trading days before and ending two trading days after the merger was announced.

(in millions)
Cash consideration	$1,876.6
Value of stock consideration	3,309.2
Fair value of Caesars’ employee stock grants	97.7
Fair market value of Caesars debt assumed by Harrah’s	3,949.4
Estimated transaction costs and expenses	51.7
Pro forma purchase price	$9,284.6

The preliminary allocation of the pro forma purchase price is as follows:

Land, buildings, riverboats, furniture, fixtures and equipment	$7,209.7
Goodwill and other intangible assets	3,041.5
Other, net	(966.6)
$9,284.6

The preliminary purchase price allocation used for the purpose of this pro forma financial information is primarily based on Caesar’s book value of assets and liabilities at June 13, 2005. Caesars’ debt assumed by Harrah’s Entertainment was recorded at its market value at the date of acquisition. The final purchase price and its allocation will be based on independent appraisals, discounted cash flows, quoted market prices and estimates by management and will be completed within one year from the date of the acquisition.

Note 4—Pro Forma Statements of Income Adjustments

Following are brief descriptions of the pro forma adjustments to the statements of income to reflect the merger of Caesars with Harrah’s Operating. For purposes of this pro forma financial information, depreciation expense related to property and equipment is based on Caesars’ estimated useful lives of 30 to 40 years for buildings and riverboats and 3 to 10 years for furniture and equipment. Since most of the intangible assets included in the Caesars merger are anticipated to have indefinite lives and, therefore, to be non-amortizing, no amortization of intangible assets has been included in the pro forma financial information. Estimated useful lives and amortization periods of property, equipment and intangible assets will be determined during the purchase price allocation and adjusted accordingly.

Pro forma results for the six months ended June 30, 2005, include non-recurring charges of $289 million recorded by Caesars related to the change in control of the company, which, for Caesars’ stock incentive plan, became effective on March 11, 2005, when Caesars’ stockholders approved the merger with Harrah’s Entertainment.

The unaudited pro forma condensed combined financial statements do not reflect any synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. We estimate that we will realize approximately $80 million of synergies in the first twelve months after the merger.

(a)          Reflects increase in interest expense comprised of incremental borrowings incurred by Harrah’s Entertainment to fund the cash portion of the merger, including transaction costs. The pro forma interest expense arising from the additional borrowings has been computed using Harrah’s Entertainment’s average interest rate as of June 30, 2005 which was 6.5%. Each 1/8% change in the estimated interest rate on the approximate $1.9 billion borrowed to finance the cash portion of the merger would result in a change in interest expense of $1.2 million for the six months ended June 30, 2005, and $2.4 million for the year ended December 31, 2004.

(b)         Reflects additional interest expense for the amortization of deferred finance charges arising from the incremental borrowings incurred by Harrah’s Entertainment (see (a) above) to fund the acquisition of Caesars.

(c)          Reflects a credit to interest expense for the amortization of the mark-to-market of Caesars’ debt recorded as of the acquisition date.

(d)         Reflects reduction of interest expense on the assumption that net proceeds from the sales of Harrah’s East Chicago and Harrah’s Tunica properties and of Caesars’ Atlantic City Hilton, Bally’s Casino Tunica, Bally’s Casino New Orleans, Caesars Tahoe, Casino Nova Scotia Halifax and Casino Nova Scotia Sydney properties and Caesars’ interests in Caesars Gauteng were used to reduce outstanding debt at the beginning of the periods.

(e)          Records the estimated tax effect of the pro forma adjustments and on the historical taxable income of Caesars. The estimated tax rate was calculated using the federal statutory rate of 35% plus a state income tax rate of 3% for the period ended June 30, 2005 and 1.65% for the period ended December 31, 2004.

Note 5—Pro Forma Sale of Harrah’s Shreveport

The operating results of Harrah’s Shreveport, which was sold May 19, 2004, are being eliminated and interest expense is being reduced as the net proceeds from the sale were used to reduce outstanding debt. The sale of Harrah’s Shreveport avoided over-exposure in that market and facilitated gaming regulatory approval for the acquisition of Horseshoe.

Note 6—Horseshoe Basis of Presentation

Historical financial information for Horseshoe for the six months ended June 30, 2004, has been derived from Horseshoe’s historical financial statements. Certain reclassifications have been made to the historical Horseshoe financial statements to conform to the presentation used in Harrah’s historical financial statements. Such reclassifications had no effect on Horseshoe’s previously reported income from continuing operations.

Note 7—Horseshoe Pro Forma Statements of Income Adjustments

Following are brief descriptions of the pro forma adjustments to the statement of income for the year ended December 31, 2004, to reflect the July 1, 2004, acquisition of Horseshoe. For purposes of this pro forma financial information, depreciation expense related to property and equipment is based on Harrah’s Entertainment’s estimated useful lives of 10 to 40 years for buildings, riverboats and barges and 2 to 15 years for furniture, fixtures and equipment. Most of the intangible assets included in the Horseshoe acquisition are anticipated to have indefinite lives and, therefore, to be non-amortizing. See (f) below for a description of intangible assets to be amortized.

(f)            Adjusts depreciation expense based on the fair value and estimated lives assigned to buildings, riverboats, furniture, fixtures and equipment in our preliminary purchase price allocation. Also records amortization of estimated intangible assets for the recognition of customer lists with estimated lives of 15 years and for an agreement to be amortized over four years.

(g)         Eliminates acquisition related costs triggered by “change of control” provisions in certain of Horseshoe’s benefit plans, including a retention bonus plan, employment agreements and executive severance agreements of $21.5 million for the six months ended June 30, 2004, and Horseshoe’s Equity Incentive Plan of $43.4 million for the six months ended June 30, 2004. Also records the impact on expenses of certain operational efficiencies for functions that were eliminated or reduced as a result of the acquisition of Horseshoe. The elimination of duplicative corporate office and operational support functions reduces expenses by $11.5 million for the six months ended June 30, 2004.

(h)         Reflects increase in interest expense comprised of incremental borrowings incurred by Harrah’s Entertainment to fund the acquisition, including transaction costs, and the retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes (see (j) below). The pro forma interest expense arising from the additional borrowings has been computed using the stated rate on $500 million of Harrah’s Operating’s 5.375% Senior Notes and on $750 million of Harrah’s Operating’s 5.5% Senior Notes and the current rate on approximately $230 million of Harrah’s Operating’s revolving credit agreement. The interest rate on Harrah’s Operating’s  revolving credit agreement at December 31, 2004 was 3.2%. Each 1/8% change in the floating rate on the approximate $230 million borrowed under the revolving credit agreement would result in a change in interest expense of $143,750 for the six months ended June 30, 2004.

(i)    Reflects additional interest expense for the amortization of deferred finance charges and the discount arising from the incremental borrowings incurred by Harrah’s Entertainment, see (h) above, to fund the acquisition of Horseshoe and the retirement of Horseshoe’s 8 5/8% Senior Subordinated Notes (see (j) below).

(j)    Reflects reduction in interest expense, including amortization of deferred finance charges and of the discount related to the debt, to reflect the retirement of all $535 million of Horseshoe 8 5/8% Senior Subordinated Notes due 2009, using funds described in (h) above.

(k)   Records the estimated tax effect of the pro forma adjustments and on the historical taxable income of Horseshoe. Horseshoe had elected to be taxed as an S Corporation for federal income tax purposes and, accordingly, made no provision in the accounts of Horseshoe for federal income taxes. The estimated tax rate was calculated using the federal statutory rate of 35% plus a state income tax rate of 1.65%.